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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
IMC MORTGAGE COMPANY


     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-3954) of our report dated May 21, 1996, except for the third paragraph of Note 1 and the 23rd and 24th paragraphs of Note 3, as to which the date is June 24, 1996, on our audits of the consolidated financial statements of IMC Mortgage Company and Subsidiaries. We also consent to the reference to our firm under the caption 'Experts.'


                                                        COOPERS & LYBRAND L.L.P.

Jacksonville, Florida
June 24, 1996


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